UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

Current Report
Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)	April 26, 2012

Papa John's International, Inc.
 (Exact name of registrant as specified in its charter)

Delaware	0-21660	61-1203323
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)
2002 Papa John's Boulevard Louisville, Kentucky (Address of principal executive offices) Registrant’s telephone number, including area code	40299-2367 (Zip Code) (502) 261-7272
N/A (Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

⃞ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

⃞ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

⃞ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

⃞ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.  Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On April 26, 2012, Wade S. Oney, a director of Papa John’s International, Inc. (the “Company”) since 1999, resigned from the Board of Directors.  The Company has entered into a two-year consulting agreement with Mr. Oney, who is a franchisee of Papa John’s restaurants, pursuant to which he will provide continued advice and input to the Board and management on franchise and restaurant industry matters. The Company gratefully acknowledges Mr. Oney’s service to the Board and looks forward to his continued involvement with the Company.

Item 5.07. Submission of Matters to a Vote of Security Holders.

The Annual Meeting of Stockholders of the Company was held on April 26, 2012. Matters submitted to stockholders at the meeting and the voting results thereof were as follows:

Election of Directors. The stockholders of the Company elected each of the director nominees proposed by the Company’s Board of Directors to serve until his or her successor is duly elected and qualified. The following is a breakdown of the voting results:

DIRECTOR	FOR	AGAINST	ABSTAIN	BROKER NON-VOTES
Philip Guarascio	22,386,558	60,645	3,612	932,916
Olivia F. Kirtley	21,601,180	846,123	3,512	932,916
W. Kent Taylor	21,618,207	828,898	3,710	932,916

Appointment of Ernst & Young LLP as Independent Auditor. The stockholders of the Company ratified the appointment of Ernst & Young LLP as the Company’s independent auditor. The following is a breakdown of the voting results:

FOR	AGAINST	ABSTAIN	BROKER NON-VOTES

23,272,988	105,433	5,310	-

Advisory Approval of the Company’s Executive Compensation. The stockholders of the Company approved a resolution on advisory approval of executive compensation. The following is a breakdown of the voting results:

FOR	AGAINST	ABSTAIN	BROKER NON-VOTES

21,549,383	836,930	64,502	932,916

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

PAPA JOHN'S INTERNATIONAL, INC.
(Registrant)

Date: April 27, 2012	/s/ Lance F. Tucker
Lance F. Tucker
Senior Vice President and
Chief Financial Officer

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